Exhibit 99(a)(2)

                      AGREEMENT OF ASSIGNMENT AND TRANSFER
                  FOR UNITS OF LIMITED PARTNERSHIP INTEREST OF
                             ML MEDIA PARTNERS, L.P.

1.      OFFER OF UNITS; AGREEMENT TO TRANSFER

I, the undersigned, hereby offer (the "Offer") to sell to Akula Partners LLC, or its assignee or assignees (such purchasing entity is hereafter referred to as "Akula"), units of limited partnership interest (including any certificate or depositary receipt evidencing any such interest) (the "Units") of ML Media Partners, L.P. (the "Partnership"), for $750 per Unit, in cash (reduced by the amount of any cash distributions made or declared by the Partnership on or after November 13, 2003 (to the extent Akula does not receive such distributions with respect to any Units transferred hereby)), without interest as provided in Akula's offer to purchase Units, dated November 13, 2003 (as amended or supplemented, the "Offer to Purchase").

Subject to, and effective upon, acceptance of my Offer by Akula and payment for the Units offered hereby in accordance with the terms and subject to the conditions of this Agreement of Assignment and Transfer, I hereby sell, assign, transfer, convey and deliver ("Transfer") to Akula, all of my right, title and interest in and to the Units and any and all cash or non-cash distributions, other Units, or other securities issued or issuable in respect thereof on or after November 13, 2003, including, without limitation, all rights in, and claims to, any Partnership profits and losses, cash distributions, voting rights and other benefits of any nature whatsoever distributable or allocable to the Units under the Partnership's limited partnership agreement (the "Partnership Agreement"), (i) unconditionally to the extent that the rights appurtenant to the Units may be transferred and conveyed without the consent of the general partner(s) of the Partnership (the "General Partner") and (ii) in the event that Akula elects to become a substituted limited partner of the Partnership, subject to the consent of the General Partner to the extent such consent may be required in order for Akula to become a substituted limited partner of the Partnership.

It is my intention that Akula, if it so elects, succeed my interest as a substituted limited partner, as described in the Partnership Agreement, with respect to the transferred Units. It is my understanding, and I hereby acknowledge and agree, that Akula shall be entitled to receive (i) all distributions of cash or other property from the Partnership attributable to the transferred Units that are made on or after November 13, 2003, including, without limitation, all distributions of cash from operations and capital proceeds, without regard to whether the applicable sale, financing, refinancing or other disposition took place before or after the transfer and (ii) all proceeds that are paid on or after November 13, 2003 from or as a result of any claim, litigation, class or derivative action brought by or for the benefit of the limited partners with respect to the transferred Units, regardless of when the claims brought pursuant to such action accrued. It is my further understanding, and I further acknowledge and agree, that, subject to Akula's acceptance of the Offer, the taxable income and taxable loss attributable to the transferred Units with respect to the taxable period in which the transfer occurs shall be divided and allocated between Akula and me as provided in the Partnership Agreement or in accordance with such other lawful allocation methodology as may be agreed upon by the Partnership and Akula.

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2.      POWER OF ATTORNEY

Effective upon Akula's acceptance for payment of tendered Units, I hereby irrevocably constitute and appoint Akula and its designees as my true and lawful agent and attorney-in-fact with respect to the Units, with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest), to (i) vote or act in such a manner as any such attorney-in-fact shall, in its sole discretion, deem proper with respect to the Units; (ii) deliver the Units and transfer to Akula ownership of the Units on the Partnership's books maintained by the General Partner; (iii) endorse, on my behalf, any payments received by Akula from the Partnership that are made on or after November 13, 2003 which are made payable to me, in favor of Akula or any other payee Akula otherwise designates; (iv) execute a Loss and Indemnity Agreement relating to the Units on my behalf if I fail to include my original certificate(s) (if any) representing the Units with this agreement; (v) execute on my behalf any applications for transfer required by the National Association of Securities Dealers Notice to Members 96-14 and any distribution allocation agreements required to give effect to the transactions contemplated by this agreement; (vi) receive all benefits and cash distributions and otherwise exercise all rights of beneficial ownership of the Units; and (vii) direct the General Partner to immediately change the address of record of the registered owner of the transferred Units to that of Akula, as my attorney-in-fact. Akula shall not be required to post bond of any nature in connection with this power of attorney. I hereby direct the Partnership and General Partner to remit to Akula distributions made by the Partnership with respect to the Units on or after November 13, 2003. To the extent that any distributions are made by the Partnership with respect to the Units on or after November 13, 2003 and are received by me, I agree to promptly pay over such distributions to Akula. I further agree to pay any costs incurred by Akula in connection with the enforcement of any of my obligations hereunder and to indemnify and hold harmless Akula from and against all claims, damages, losses, obligations and any responsibilities arising, directly or indirectly, out of my breach of any agreements, representations and warranties made by me herein. Akula will be entitled to recover from me all costs and expenses Akula incurs, including fees and expenses incurred in the collection process as well as reasonable lawyers' fees and costs at trial and on appeal, in recovering any amounts due Akula from me under this agreement. I shall keep the terms of this agreement and all other dealings and communications between myself and Akula and our respective representatives confidential.

3.      CUSTODIAN SIGNATURE AND AUTHORIZATION REQUIRED

IF LEGAL TITLE TO THE UNITS IS HELD THROUGH AN IRA, KEOGH OR SIMILAR ACCOUNT, I UNDERSTAND THAT THIS AGREEMENT MUST BE SIGNED BY THE CUSTODIAN OF SUCH IRA OR KEOGH ACCOUNT. FURTHERMORE, I HEREBY AUTHORIZE AND DIRECT THE CUSTODIAN OF SUCH IRA OR KEOGH ACCOUNT TO CONFIRM THIS AGREEMENT.

4.      REPRESENTATIONS AND WARRANTIES

I hereby represent and warrant to Akula and the Partnership that (i) I have received the Offer to Purchase, (ii) I own the Units and have full right, power and authority to validly sell, assign, trade, transfer, convey and deliver to Akula the Units, (iii) effective at the time the Units are

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accepted for payment by and transferred to Akula, Akula will acquire good, marketable and unencumbered title thereto, free and clear of all options, liens, restrictions, charges, encumbrances, conditional sales agreements or other obligations relating to the sale and transfer thereof, and the Units will not be subject to any adverse claim, and (iv) I am a "United States person" as defined in Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code").

I hereby also represent, warrant and confirm that in making the Offer I have not relied on any information or representation of Akula except for information regarding the price at which Akula is prepared to purchase my Units and that Akula has not given me any investment advice nor have I compensated Akula in any manner. I understand that the price offered hereby may be more or less than the fair market price of the Units or than prices recently quoted by secondary market matching services. By making the Offer, I wish to have Akula bear all future risks and uncertainties relating to the value of the Units. I understand that Akula reserves the right to decline my Offer and that no contract will be deemed to have arisen prior to Akula's written acceptance of my Offer.

5.      RELEASE OF GENERAL PARTNER

I hereby release and discharge the General Partner and its officers, shareholders, directors, employees and agents from all actions, causes of action, claims and demands I have, or may have, against the General Partner that result from the General Partner's reliance on the Offer or this agreement or any of the terms and conditions contained herein. I hereby indemnify and hold harmless the Partnership from and against all claims, demands, damages, losses, obligations and responsibilities arising, directly or indirectly, out of a breach of any one or more representations and warranties set forth herein.

6.      OFFER IRREVOCABLE

All authority herein conferred or agreed to be conferred shall survive my death or incapacity and all of my obligations shall be binding upon my heirs, personal representatives, successors, and assigns. Subject to applicable law, my Offer is firm and irrevocable and may not be withdrawn for 90 days from the date hereof. In addition, I hereby agree not to offer to sell or accept any offer to purchase any or all of the Units to or from any third party prior to the date that is 90 days from the date hereof or at any time after Akula's acceptance of my Offer, subject to applicable law. Upon request, I will execute and deliver any additional documents deemed by Akula and its designees to be necessary or desirable to complete the assignment, transfer and purchase of the Units.

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7.      PAYMENT PROCEDURES

I hereby understand that if Akula accepts for payment tendered Units (i) payment by Akula for the Units transferred hereby and accepted for payment by Akula will be made by check mailed to me or my custodian, subject to the terms of this agreement and the Offer to Purchase, once the confirmation of transfer of the Units is received by Akula from the Partnership and the effective date of such transfer has passed, and (ii) in certain cases, payment will be made by Akula promptly after the Partnership has declared the last distribution payable to me. I further understand that the effective date of transfer is established by the Partnership and may occur several weeks after the date on which Akula receives confirmation from the Partnership of the transfer of the Units to Akula. I hereby agree that Akula shall have no liability for any damages that may be incurred by me as a result of any delay in such payment caused by the Partnership's failure to either promptly effect transfers or declare the amount of distributions. I acknowledge that, notwithstanding the foregoing, Akula reserves the right, in its sole discretion, to pay for the Units transferred hereby prior to the effective date of transfer established by the Partnership.

8.      TERMINATION

I hereby understand and agree that Akula may, at its sole discretion, terminate this agreement (in whole or in part) prior to making payment for the Units in accordance with the terms and conditions of the Offer to Purchase. If Akula does terminate this agreement, I understand that (i) Akula shall notify me promptly after such termination and return the Units to me or my custodian and (ii) Akula shall have no liability for any damages incurred by me as a result of such termination.

9.      ASSIGNMENT AND DISCLAIMER

I understand and agree that Akula may, without my consent, assign all or some of its rights and delegate all or some of its duties arising out of this agreement to an affiliate. I understand that the only party acquiring my Units, and participating in this agreement, is Akula.

10.     GOVERNING LAW; WAIVER OF TRIAL BY JURY

This agreement shall be governed by and construed in accordance with the laws of the State of New York. I hereby waive any claim that any state or federal court in the State of New York is an inconvenient forum and waive any right to trial by jury. I hereby submit to the jurisdiction of any court in the State of New York in any suit or proceeding arising out of or relating to this agreement.

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AS THE TRANSFEROR, YOU MUST COMPLETE ALL ITEMS IN THIS SECTION TO THE EXTENT
APPLICABLE OR NOT ALREADY COMPLETED.

I hereby make application to transfer and assign to Akula, subject to the General Partner's rights, all rights and interests, as set forth herein, in the Partnership and for Akula to succeed to such rights and interests as a substituted limited partner, successor in interest and assignee.

        FULL NAME OF PARTNERSHIP: ML Media Partners, L.P.
        QUANTITY YOU DESIRE TO SELL:

PARTNERSHIP ID           CERTIFICATE INFORMATION

INFORMATION              Was a certificate issued to you?    Circle One: Yes  No
CUSIP#:                  If yes, did you include the         Circle One: Yes  No
                         certificate:
Partnership Tax ID#:     If not included, why not?

REGISTRATION INFORMATION

Indicate exactly as shown on Partnership records and include any custodial information. If a Custodial Account, the address of the beneficial owner should be your address. Partnership Interests are currently registered as follows:

TAX IDENTIFICATION INFORMATION (COMPLETE APPLICABLE SECTIONS)
HOME PHONE:     CIRCLE ONE:  U.S. Citizen        Resident Alien  Social Security or
                                                                 Tax ID #:

                             Non-Resident Alien                  Custodian/Trustee
                                                                 Tax ID #:

CERTIFICATIONS

1. I hereby certify and represent that I have possession of valid title and all requisite power to assign such interests and that assignment is in accordance with applicable laws and regulations and further certify, under penalty of law, the following:

Reason for Transfer:  Sale (for consideration)

2. I HEREBY CERTIFY, UNDER PENALTIES OF PERJURY, THAT (I) THE NUMBER SHOWN ON THE FORM ABOVE IS MY CORRECT SOCIAL SECURITY NUMBER OR TAXPAYER IDENTIFICATION NUMBER, (II) I AM NOT SUBJECT TO BACKUP INCOME TAX WITHHOLDING BECAUSE: (A) I AM EXEMPT FROM BACKUP INCOME TAX WITHHOLDING, (B) I HAVE NOT BEEN NOTIFIED BY THE INTERNAL REVENUE SERVICE (THE "IRS") THAT I AM SUBJECT TO BACKUP INCOME TAX

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WITHHOLDING AS A RESULT OF A FAILURE TO REPORT ALL INTEREST OR DIVIDENDS OR (C)
THE IRS HAS NOTIFIED ME THAT I AM NO LONGER SUBJECT TO BACKUP INCOME TAX WITHHOLDING AND (III) I AM A "UNITED STATES PERSON" AS DEFINED IN SECTION 7701(A)(30) OF THE INTERNAL REVENUE CODE.

3. I hereby certify, under penalties of perjury, that (i) I am, if an individual, not a nonresident alien for purposes of U.S. income taxation and, if not an individual, not a foreign corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in the Internal Revenue Code and related Treasury Regulations promulgated thereunder) and not a disregarded entity as defined in Treasury Regulations ss.1.1445-2(b)(2)(iii), (ii) the number shown on the form above is my correct Social Security Number or Taxpayer Identification Number or Employer Identification Number and (iii) my home address, if an individual, or the office address, if not an individual, is set forth above. I understand that this certification may be disclosed to the IRS by Akula and that any false statements herein could be punishable by fine or imprisonment, or both. Under penalties of perjury, I declare that I have examined this certification and to the best of my knowledge and belief it is true, correct and complete.

SIGNATURE CERTIFICATION/POWER OF ATTORNEY

I hereby irrevocably constitute and appoint Akula as my true and lawful agent and attorney-in-fact with respect to the Units, with full power of substitution. This must be signed by the registered holder(s) exactly as the name(s) appear(s) on the Partnership records. Persons who sign as a representative or in any fiduciary capacity must indicate their capacity when signing and must present satisfactory evidence of their authority to so act.

PLEASE COMPLETE ALL FIELDS. SIGN AND OBTAIN A MEDALLION SIGNATURE GUARANTEE. MAKE A COPY FOR YOURSELF. RETURN THIS AGREEMENT AND ANY LIMITED PARTNERSHIP CERTIFICATE(S) IN THE ENCLOSED ENVELOPE. THE METHOD OF DELIVERY OF THIS AGREEMENT OF ASSIGNMENT AND TRANSFER AND ANY LIMITED PARTNERSHIP CERTIFICATE(S) IS AT YOUR OPTION AND RISK. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY.

        IMPORTANT: Please check the following box if you have lost or misplaced your Limited Partnership Certificate or other confirmation of ownership:
        [ ]

Date:                        Phone #:         Units: All/or Desired Number:__

E-mail Address:                               (If you desire to sell less than
                                              all of your Units, strike "All"
                                              and indicate the number of Units
                                              to be sold.)

TO OBTAIN A MEDALLION SIGNATURE GUARANTEE, YOU MUST SIGN THIS AGREEMENT IN FRONT OF A BANKER OR BROKER.

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THE INTERNAL REVENUE SERVICE DOES NOT REQUIRE YOUR CONSENT TO ANY PROVISION OF
THIS DOCUMENT OTHER THAN THE CERTIFICATIONS REQUIRED TO AVOID BACKUP
WITHHOLDING.

        Your Signature:                        Medallion Signature Guarantee

        Your Social Security #:

        Co-Owner's Signature:                  Medallion Signature Guarantee

        Co-Owner's Social Security #:

        Custodian Company Name:                Medallion Signature Guarantee

        Custodian Signature:

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If Signature is by Trustee(s), Executor(s), Administrator(s), Guardian(s),
Attorney(s)-In-Fact, Agent(s), Officer(s) or a Corporation or another acting in a Fiduciary or Representing Capacity, please provide the following information:

Name(s):                            Capacity: (Full Title):
        ----------------------                             ---------------------

AGREED TO AND ACCEPTED:

          Akula Partners LLC

          By:                                  Custodian Account#:
             ----------------------

Akula is committed to protecting your privacy. Personal information is collected from you only to execute the sale of your Units. We do not rent, lease or sell your personal information to third parties.